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     NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS-Registered Trademark-

                             COMMERCIAL CONTRACT OF SALE

IN CONSIDERATION of the mutual terms, provisions, covenants and agreements contained in this Contract (the "Contract"), the parties hereto agree as follows. [CHECK ALL BOXES APPLICABLE TO THIS CONTRACT. BOXES NOT CHECKED DO NOT APPLY TO THIS CONTRACT.]

1. PARTIES. Haggar Clothing Co. (the "Seller") shall sell and convey to Bruce L. Wilson (the "Purchaser") and Purchaser shall buy and pay for the Property (defined below).

2. PROPERTY. Being an office/warehouse building with 12,300 sf of building on 44,631 sf of land with an address of 6020 Cedar Springs Road in the City of Dallas, Dallas County, Texas, further described in Exhibit A, SURVEY/LEGAL DESCRIPTION, and/or shown on Exhibit B, SITE PLAN, together with, all and singular, all improvements thereon and all rights and appurtenances pertaining thereto, including any right, title and interest of Seller in and to adjacent streets, alleys and rights-of-way. Such real estate, improvements, rights and appurtenances are collectively referred to herein as the "Property."

/X/ The Property also includes fixtures and articles of personal property listed and described in Addendum A, PERSONAL PROPERTY.

3. PURCHASE PRICE. The purchase price for the Property is $300,000.00 (the "Purchase Price"), payable as follows:

/ / A.   The Purchase Price shall be adjusted up or down based upon the [STRIKE
ONE] Net/gross land area of the Property determined by the Survey. The applicable land area shall be multiplied by $ ________________________ per square foot and the product thereof shall become the Purchase Price at Closing.

/X/ B.   Cash payable at Closing: $300,000.00.

/X/ C.   The balance of the Purchase Price shall be payable according to the provisions in Addendum B, FINANCING.

4.  EARNEST MONEY.

    A. EARNEST MONEY DEPOSIT. Within two business days after the Effective Date of this Contract, Purchaser shall deposit earnest money in the form of a certified or cashier's check in the amount of $ 5,000.00 (the "Earnest Money") payable to American Title Company, 3131 Turtle Creek, Dallas, TX. Ph. 528-8916 (the "Title Company"), in its capacity as escrow agent, to be held in escrow pursuant to the terms of this Contract. Seller's acceptance of this Contract is expressly conditioned upon Purchaser's timely deposit of the Earnest Money with the Title Company. If Purchaser fails to timely deposit the Earnest Money, Seller may, at Seller's option, terminate this Contract by delivering a written termination notice to Purchaser. Notwithstanding anything herein to the contrary, a portion of the Earnest Money in the amount of $ 100.00 shall be non-refundable and shall be distributed to Seller at Closing or other termination of this Contract as full payment and independent consideration for Seller's performance under this Contract. If this Contract is properly terminated by Purchaser pursuant to a right of termination granted to Purchaser by any provision of this Contract, or any attached Addenda, the Earnest Money, less the non-refundable portion, shall be promptly refunded to Purchaser, and the parties shall have no further rights or obligations under this Contract (except for those which may expressly
survive the termination). The Earnest Money [ x ]SHALL [   ] SHALL NOT be
placed in an interest bearing account by the Title Company, and any interest earned thereon shall become a part of the Earnest Money. At Closing the Earnest Money shall be applied to the Purchase Price.

    B. ESCROW. The Earnest Money is deposited with the Title Company with the understanding that the Title Company (1) is not responsible for the performance or non performance of any party to this Contract, and (2) is not liable for interest on the funds held unless required in Paragraph 4.A. The Title Company shall deposit the Earnest Money in one or more fully insured accounts in one or more Federally insured banking or savings institutions. If both parties make demand for the payment of the Earnest Money, the Title Company has the right to require from all parties and Broker(s) a written release of liability of the Title Company which authorizes the disbursement of the Earnest Money. If only one party makes demand for payment of the refundable portion of the Earnest Money, the Title Company shall give notice to the other party of the demand. The Title Company is authorized and directed to honor the demand unless the other party delivers a written objection to the Title Company within ten (10) days after the Title Company's notice to that party.

5.  SURVEY AND TITLE DOCUMENTS.

    A.   SURVEY. As soon as reasonably possible, and in any event within twenty
(20) days after the Effective Date, Seller shall, at Seller's expense, deliver or cause to be delivered to Purchaser a copy of a current or updated on-the-ground perimeter survey (the "Survey") of the Property prepared by a Registered Professional Land Surveyor reasonably acceptable to the Purchaser. The Survey shall show the location and size of all of the following on or adjacent to the Property, if any:
    buildings, building lines, improvements, streets, pavements, easements, rights-of-way, protrusions, encroachments, fences, 100-year flood plain, apparent public utilities, and recording information of easements.
The Survey shall show the gross land area and the Net Land Area. The Survey shall be in a form and of a date acceptable to Purchaser and to the Title Company, and in acceptable form in order to allow the Title Company to delete the survey exception (except as to "shortages in area") from the Title Policy. The term "Net Land Area" means the gross land area of the Property less the land area included in utility easements, drainage easements, ingress/egress easements, rights-of-way, 100-year flood plain and encroachments on or across the Property. The area within the 100-year flood plain shall be as defined by the Federal Emergency Management Agency or other applicable governmental authority. At Closing, the metes and bounds description of the Property reflected in the Survey shall be used in the warranty deed and any other documents requiring a legal description of the Property.

    B. TITLE COMMITMENT. As soon as reasonably possible, and in any event within twenty (20) days after the Effective Date, Seller shall, at Seller's expense, deliver or cause to be delivered to Purchaser (1) a title commitment (the "Title Commitment") covering the Property binding the Title Company to issue a Texas Owner Policy of Title Insurance (the "Title Policy") on the standard form prescribed by the Texas State Board of Insurance at the Closing, in the full amount of the Purchase Price, insuring Purchaser's fee simple title to the Property to be good and indefeasible, subject only to the Permitted Exceptions as defined below, and (2) the following documents (collectively, the "Title Documents")(a) true and legible copies of all recorded instruments affecting the Property and recited as exceptions in the Title Commitment, (b) a current tax certificate, and (c) written notices as required in Paragraph 5.C.

    C. SPECIAL ASSESSMENT DISTRICTS. If the Property is situated within a utility district or flood control district subject to the provisions of Section 50.301, Texas Water Code, then Seller shall give to Purchaser as part of the Title Documents the required written notice and Purchaser agrees to acknowledge receipt of the notice in writing. The notice must set forth the current tax rate, the current bonded indebtedness and the authorized indebtedness of the district, and must comply with all other applicable requirements of the Texas Water Code. If the Property is subject to mandatory membership in a property owner's association, Seller shall notify Purchaser of the current annual budget of the property owner's association, and the current authorized fees, dues and/or assessments relating to the Property.

    D. ABSTRACT. At the time of the execution of this Contract, Purchaser acknowledges that the Broker(s) (defined below) have advised and hereby advise Purchaser, by this writing, that Purchaser should have the abstract covering the Property examined by an attorney of Purchaser's own selection or that Purchaser should be furnished with or obtain a policy of title insurance.


                                                                     PAGE 1

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6.  REVIEW OF TITLE DOCUMENTS.

    A. REVIEW PERIOD. Purchaser shall have ten (10) days (the "Review Period") after Purchaser's receipt of the last of (i) the Survey, (ii) the Title Commitment, (iii) the Title Documents, and (iv) all other documents required to be furnished by Seller as identified on ADDENDUM A, PERSONAL PROPERTY, and/or on ADDENDUM C, INSPECTION, to review them. If Purchaser has any objections to the Survey, Title Commitment or Title Documents, Purchaser may deliver the objections to Seller in writing within the Review Period. Any item to which Purchaser does not object shall be deemed a "Permitted Exception." Items that the Title Company identifies as to be released at closing will be deemed objections by Purchaser. Purchaser's failure to object within the time provided shall be a waiver of the right to object. If there are objections by Purchaser, or a third party lender, Seller shall make a good faith attempt to satisfy the objections within ten (10) days after receipt of Purchaser's objections (the "Cure Period"), but Seller is not required to incur any cost to do so. Zoning ordinances and the lien for current taxes are deemed to be Permitted Exceptions.

    B.   CURE PERIOD.   If Seller cannot satisfy the objections within the Cure
Period, Seller shall deliver a written notice to Purchaser, prior to expiration of the Cure Period, stating whether Seller is committed to cure the objections at or before Closing. If Seller does not timely deliver the written notice, or does not commit in the written notice to fully cure all of the objections at or before Closing, then Purchaser may terminate this Contract by delivering a written notice to Seller on or before the earlier to occur of: (i) the date which is seven (7) days after the expiration of the Cure Period; or (ii) the scheduled Closing Date. If Purchaser properly and timely terminates this Contract, the refundable portion of the Earnest Money shall be immediately returned to Purchaser and thereafter neither party shall have any rights or obligations under this Contract (except for those which may expressly survive the termination of this Contact). If Purchaser does not properly and timely terminate this Contract, then Purchaser shall be deemed to have waived any uncured objections and must accept such title as Seller is able to convey as of Closing.

7.  SELLER'S WARRANTIES AND REPRESENTATIONS.

    A.   STATEMENTS.    Seller represents and warrants to Purchaser to the best
of Seller's knowledge as follows:

         (1)  TITLE.    At the Closing, Seller will have the right to, and
will, convey to Purchaser good and indefeasible fee simple title to the Property free and clear of any and all liens, assessments, unrecorded easements, security interests and other encumbrances except the Permitted Exceptions. Delivery of the Title Policy pursuant to Paragraph 12 below will be deemed to satisfy the obligation of Seller as to the sufficiency of title required under this Contract. However, delivery of the Title Policy will not release Seller from the warranties of title set forth in the warranty deed.

         (2) LEASES. There are no parties in possession of any portion of the Property as lessees, tenants at sufferance or trespassers except tenants under written leases delivered to Purchaser pursuant to this Contract.

         (3) NEGATIVE COVENANTS. Seller shall not further encumber the Property or allow an encumbrance upon the title to the Property, or modify the terms or conditions of any existing leases, contracts or encumbrances, if any, without the written consent of Purchaser.

         (4) LIENS AND DEBTS. There are no mechanic's liens, Uniform Commercial Code liens or unrecorded liens against the Property, and Seller shall not allow any such liens to attach to the Property prior to Closing, which will not be satisfied out of the Closing proceeds. All obligations of Seller arising from the ownership and operation of the Property and any business operated on the Property, including, but not limited to, taxes, leasing commissions, salaries, contracts, and similar agreements, have been paid or will be paid prior to Closing. Except for obligations for which provisions are made in this Contract for prorating at Closing and any indebtedness taken subject to or assumed, there will be no obligations of Seller with respect to the Property outstanding as of Closing.

         (5)  LITIGATION.    There is no pending or threatened litigation,
condemnation, or assessment affecting the Property. Seller shall promptly advise Purchaser of any litigation, condemnation, or assessment affecting the Property which is instituted after the Effective Date.

         (8)  OPERATION OF THE PROPERTY.    After the Effective Date until
the Closing Date, Seller shall (a) operate the Property in the same manner as the Property has been operated, and (b) maintain the Property in the same condition and in the same manner as existed on the Effective Date, except for ordinary wear and tear and any casualty loss.

                                                                     PAGE 2

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INSERT A

    B. SURVIVAL. It is specifically acknowledged and agreed that representations and warranties made by Seller as set forth in this Contract, other than the special warranty as to title of the Property, shall survive the inspection or investigation made by or on behalf of Purchaser and the passage of title from the Seller to Purchaser at Closing for a period of one year after Closing and shall not be merged into or waived by the instruments executed at Closing. Additionally, all agreements and indemnities of Seller and Purchaser set forth in this Contract shall, to the extent not consummated at Closing, survive the Closing of the transaction contemplated by this Contract.

                                      Page 2 (a)
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9.  INSPECTION. [CHECK ONE]

[X] A.   INSPECTION DESIRED. Purchaser desires to inspect the Property and
Seller grants to Purchaser the right to inspect the Property as described in ADDENDUM C, INSPECTION.

[ ] B.   INSPECTION NOT NECESSARY. Purchaser acknowledges that Purchaser has inspected the Property, including all buildings and improvements thereon, and is thoroughly familiar with their condition, and Purchaser hereby accepts the Property in its present condition, with such changes as may hereafter be caused by normal wear and tear prior to Closing, but without waiving Purchaser's rights by virtue of Seller's representations and warranties expressed in this Contract.

10. CASUALTY LOSS. All risk of loss to the Property shall remain upon Seller prior to the Closing. If, prior to the Closing, the Property is damaged or destroyed by fire or other casualty, to a Material Extent (defined below), Purchaser may either terminate this Contract by delivering a written termination notice to Seller within ten days after the damage occurs, or elect to close. If, prior to the Closing, the Property is damaged by fire or other casualty to less than a Material Extent, the parties shall proceed to Closing as provided herein. If the transaction is to proceed to Closing, despite any damage or destruction, there shall be no reduction in the Purchase Price and Seller shall, at Seller's option: (i) fully repair the damage prior to Closing, at Seller's expense; or (ii) reimburse Purchaser for the entire cost of repairing the Property by allowing Purchaser to deduct the cost from the cash payable to Seller at the Closing; or (iii) assign to Purchaser all of Seller's right and interest in any insurance proceeds resulting from the damage or destruction, plus an amount equal to any insurance deductible. The term "Material Extent" means damage or destruction if the cost of repairing and fully restoring the Property to its previous condition exceeds ten percent (10%) of the Purchase Price. If the extent of damage or the amount of insurance proceeds or the repairs are not able to be completed prior to the Closing Date, to be made available is not able to be determined prior to the Closing Date, either party may postpone the Closing Date by delivering a written notice to the other party specifying an extended Closing Date which is not more than thirty (30) days after the previously scheduled Closing Date.

11. ASSIGNMENT.    [CHECK ONLY ONE]

[ ] A.   ASSIGNMENT PROHIBITED. Purchaser may not assign this Contract without
Seller's prior written consent.

[ ] B.   ASSIGNMENT PERMITTED. Purchaser may assign this Contract provided the assignee assumes in writing all obligations and liabilities of Purchaser under this Contract, in which event Purchaser shall be relieved of any further liability hereunder.

[X] C.   LIMITED ASSIGNMENT. Except as allowed in Paragraph D of Addendum E,
Purchaser may assign this Contract only to a related party, defined as (i) an entity in which Purchaser is an owner, partner or corporate officer, or (ii) a member of the immediate family of the Purchaser. Purchaser shall remain liable under this Contract after any assignment to related party.

12. CLOSING.

    A. CLOSING DATE. The closing of the transaction described in this Contract (the "Closing") shall be held at 10:00 a.m. [X] on December 16, 1996 (the "Closing Date") at the offices of the Title Company at its address stated below.

    B. SELLER'S CLOSING DOCUMENTS. At the Closing, Seller shall deliver to Purchaser at Seller's expense:
         (1) A duly executed [CHECK ONE] [ ] GENERAL WARRANTY DEED [ X ] SPECIAL WARRANTY DEED (with Vendor's Lien retained if not a cash purchase) conveying the Property in fee simple according to the legal description prepared by the surveyor as shown on the Survey, subject only to the Permitted Exceptions;
         (2) The Title Policy issued by the underwriter for the Title Company pursuant to the Title Commitment, subject only to the Permitted Exceptions, in the full amount of the Purchase Price, dated as of the date of Closing, and (at an additional premium cost) [CHECK IF APPLICABLE] [X] with the survey exception deleted except as to "shortages in area;"
         (3) A Bill of Sale conveying the personal property identified in Addendum A, PERSONAL PROPERTY, free and clear of liens, security interests and encumbrances, subject only to the Permitted Exceptions (to the extent applicable);
         (4) Possession of the Property, subject to valid existing leases and other applicable Permitted Exceptions;
         (5)  A duly executed assignment of all leases;
         (6) A current rent roll certified by Seller to be complete and accurate;
         (7) Evidence of Seller's authority and capacity to close this transaction;
         (8) All other documents reasonably required by the Title Company to close this transaction.

    C. PURCHASER'S CLOSING DOCUMENTS. At the Closing, Purchaser shall deliver to Seller at Purchaser's expense:
         (1) The cash portion of the Purchase Price, with the Earnest Money being applied thereto;
         (2)  The Note and the Deed of Trust, if any;
         (3) An Assumption Agreement in recordable form agreeing to pay all commissions payable under any lease of the Property;
         (4) Evidence of Purchaser's authority and capacity to close this transaction;
         (5) All other documents reasonably required by the Title Company to close this transaction.

    D. CLOSING COSTS. Each party shall pay its share of the closing costs which are customarily paid by a Seller or Purchaser in a transaction of this character in the county where the Property is located, or as otherwise agreed.

    E.   PRORATIONS.    Rents, lease commissions, interest, insurance premiums,
maintenance expenses, operating expenses, and ad valorem taxes for the year of Closing shall be prorated at the Closing effective as of the date of Closing. Any security deposits held by Seller shall be delivered to Purchaser at the Closing. If the Closing occurs before the tax rate is fixed for the year of Closing, the apportionment of the taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation, but any difference between estimated taxes or the year of Closing the actual taxes paid by Purchaser shall be adjusted equitably between the parties upon proof of payment of the taxes by Purchaser. This provision shall survive the Closing.

    F.   LOAN ASSUMPTION.    If Purchaser assumes an existing mortgage loan
at Closing, Purchaser shall pay (1) to the lender, any assumption fee charged by the lender, and (2) to Seller, a sum equal to the amount of any reserve accounts held by the lender for the payment of taxes and/or insurance. Purchaser shall execute, at the option and expense of Seller, a Deed of Trust to Secure Assumption. If consent to the assumption is required by the lender, Seller shall obtain the lender's consent in writing and deliver the consent to Purchaser at Closing. If Seller does not obtain the lender's written consent (if required) and deliver it to Purchaser at or before Closing, Purchaser may terminate this Contract by delivering a written termination notice to Seller whereupon the refundable portion of the Earnest Money will be promptly refunded to Purchaser and the parties shall have no further rights or obligations under this Contract (except for those which may expressly survive the termination of this Contract).

    G.   ROLLBACK TAXES.     If a change in use of the Property or denial of a
special use valuation on the Property claimed by Seller results in the assessment after Closing of additional taxes for periods of Seller's ownership, the additional taxes plus any penalties and interest shall be paid by Purchaser. This obligation shall survive the Closing.

    H. FOREIGN PERSON NOTIFICATION. If Seller is a Foreign Person, as defined by the U.S. Internal Revenue Code, or if Seller fails to deliver to Purchaser a non-foreign affidavit pursuant to Section 1445 of the Internal Revenue Code, then Purchaser may withhold from the sales proceeds an amount sufficient to comply with applicable tax law and deliver the withheld proceeds to the Internal Revenue Service, together with appropriate tax forms. The required affidavit(s) from Seller(s) shall include (1) a statement that Seller is not a foreign person, (2) the U.S. taxpayer identification number(s) of Seller(s), and (3) other information required by Section 1445 of the Internal Revenue Code.


                                                                     PAGE 3
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13. DEFAULT.

    A. PURCHASER'S REMEDIES. If Seller fails to close this Contract for any reason except Purchaser's default or the termination of this Contract pursuant to a right to terminate set forth in this Contract, Seller shall be in default and Purchaser may elect one of the following, as Purchaser's sole remedy [CHECK ALL THAT MAY APPLY]:
[X] (1)  Enforce specific performance of this Contract.
[X] (4) Terminate and release Seller from this Contract and receive the refundable portion of the Earnest Money immediately. Seller's failure to satisfy Purchaser's objections under Paragraph 6 above shall not constitute a default by Seller.

    B. SELLER'S REMEDIES. If Purchaser fails to close this Contract for any reason except Seller's default or the termination of this Contract pursuant to a right to terminate set forth in this Contract, Purchaser shall be in default and Seller may elect one of the following, as Seller's sole remedy [CHECK ALL THAT MAY APPLY]:
[ ] (1)  Enforce specific performance of this Contract;
[ ] (2)  Bring suit for damages against Purchaser;
[ ] (3) Enforce specific performance of this Contract and/or bring suit for damages against Purchaser; or
[X] (4) Have the Earnest Money paid to Seller as liquidated damages for the Purchaser's breach of this Contract, thereby releasing Purchaser from this Contract.

14. AGENCY DISCLOSURE.

    A.   AGENCY RELATIONSHIPS.    The term "Broker(s)" refers to the Principal
Broker and/or the Cooperating Broker, if applicable, as set forth on the signature page. Each Broker has fiduciary duties only to the party(s) the Broker represents as identified below. If either Broker is representing both Seller and Purchaser, then such representation is a dual agency and the dual agency disclosure and consent provisions apply as set forth below. [EACH BROKER CHECK ONLY ONE]

         (1) The Principal Broker is agent for: [X] the Seller only; or / / the Purchaser only; or / / both Purchaser and Seller.

         (2) The Cooperating Broker is agent for: [X] the Seller only; or / / the Purchaser only; or / / both Purchaser and Seller.

    B. OTHER BROKERS. Each party to this Contract represents and warrants to the other party that such party has had no dealings with any person, firm, agent or finder in connection with the negotiation of this Contract and/or the consummation of the purchase and sale contemplated herein, other than the Broker(s) named in this Contract, and no real estate broker, agent, attorney, person, firm or entity, other than the Broker(s) is entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of such party. Each party hereby agrees to indemnify, defend, protect and hold the other party harmless from and against any costs, expenses or liability for compensation, commission, fee, or charges which may be claimed by any agent, finder or other similar party, other than the named Broker(s), by reason of any dealings or acts of the indemnifying party.

    C.   FEE SHARING.   Each party acknowledges that the Principal Broker may
pay a portion of the Fee (defined below) to the Cooperating Broker. Payment of a portion of the Fee by the Principal Broker to the Cooperating Broker shall not alter the fiduciary relationships between the parties and the Brokers. Seller is liable for payment of the Fee to the Principal Broker only. The Cooperating Broker shall have no claims directly against Seller.

    D.   DUAL AGENCY.   If either of the Brokers has indicated in Section 14.A
above that Broker is representing both Purchaser and Seller, then Purchaser and Seller hereby consent to the dual agency, authorize the respective Broker(s) to represent more than one party to this transaction, and acknowledge that the source of an expected compensation to the Broker(s) will be the Seller, and the Broker(s) may also be paid a fee by Purchaser. IF THE BROKER(S) ARE ACTING IN A DUAL AGENCY CAPACITY, BROKER(S) SHALL:
         (1) NOT DISCLOSE TO PURCHASER THAT SELLER WILL ACCEPT A PRICE LESS THAN THE ASKING PRICE UNLESS OTHERWISE INSTRUCTED IN A SEPARATE WRITING BY SELLER;
         (2) NOT DISCLOSE TO SELLER THAT PURCHASER WILL PAY A PRICE GREATER THAN THE PRICE SUBMITTED IN A WRITTEN OFFER TO THE SELLER UNLESS OTHERWISE INSTRUCTED IN A SEPARATE WRITING BY THE PURCHASER;
         (3) NOT DISCLOSE ANY CONFIDENTIAL INFORMATION, OR ANY INFORMATION A PARTY SPECIFICALLY INSTRUCTS THE BROKER(S) IN WRITING NOT TO DISCLOSE, UNLESS OTHERWISE INSTRUCTED IN A SEPARATE WRITING BY THE RESPECTIVE PARTY OR REQUIRED TO DISCLOSE SUCH INFORMATION BY LAW;
         (4) TREAT ALL PARTIES TO THE TRANSACTION HONESTLY AND IMPARTIALLY SO AS NOT TO FAVOR ONE PARTY OR WORK TO THE DISADVANTAGE OF ANY PARTY.

15. PROFESSIONAL SERVICE FEE

    A. PAYMENT OF FEE. Seller agrees to pay the Principal Broker a professional service fee in cash (the "Fee") for procuring the Purchaser and for assisting in the negotiation of this Contract as follows: Six (6) percent of the purchase price specified in Paragraph 3 hereof with three (3) percent payable at Closing to Principal Broker and three (3) percent to Cooperating Broker.
The fee shall be earned if, as and when the transaction contemplated by this Contract is closed and funded. The Fee shall be paid at the Closing of a sale of the Property by Seller pursuant to this Contract (as may be amended or assigned). The Title Company or other escrow agent is authorized and directed to pay the Fee to the Principal Broker out of the closing proceeds.

16. MISCELLANEOUS PROVISIONS.

    A. EFFECTIVE DATE. The term "Effective Date" means the latter of the two dates on which this Contract is signed by Seller and Purchaser as indicated by their signatures below. If the last party to execute this Contract fails to complete the date of execution below that party's signature, the Effective Date shall be the date this fully executed Contract is delivered to the Title Company.

    B. NOTICES. All notices and other communications required or permitted under this Contract must be in writing and shall be deemed delivered, whether actually received or not, on the earlier of: (i) actual receipt, if delivered in person or by messenger with evidence of delivery, or (ii) receipt of an electronic facsimile transmission ("Fax"); or (iii) upon deposit in the United States Mail as required below. Notices may be transmitted by Fax to the Fax telephone numbers specified below, if any. Notices delivered by mail must be deposited in the U.S. Postal Service, first class postage prepaid, and properly addressed to the intended recipient at the address set forth below. Any party may change its address for notice purposes by delivering written notice of its new address to all other parties in the manner set forth above. Copies of all written notices should also be delivered to the Principal Broker and to the Title Company, but failure to notify the Principal Broker or the Title Company will not cause an otherwise properly delivered notice to be ineffective.

INSERT B

against Seller unless Seller is in default hereunder as a result of a warranty or representation of Seller being untrue or inaccurate in any material respect and Seller had no knowledge that such warranty or representation was untrue or inaccurate in which case, Purchaser's sole and exclusive remedy shall be to terminate this Contract by written notice delivered to Seller at or prior to the Closing whereupon the refundable portion of the Earnest Money will be promptly returned by the Title Company to Purchaser and neither party will have any further rights or obligations under this Contract (except for those which may expressly survive the termination of this Contract).


                                      Page 4 (a)

    C. MUTUAL TERMINATION. If this Contract is terminated by agreement of both parties at any time prior to Closing, the obligations of each party under this Contract shall terminate, except that (1) Seller shall pay the cost of the Survey (if Survey costs ore incurred), (2) Purchaser shall pay the costs to repair any damage to the Property caused by Purchaser or its agents, (3) Purchaser shall deliver to Seller any reports or documents in Purchaser's possession concerning the Property, and (5) each party shall perform any other obligations which expressly survive the termination of this Contract. The obligations of this paragraph shall survive the termination of this Contract.

    D. FORMS. In case of a dispute as to the form of any document required under this Contract, the most recent form prepared by the State Bar of Texas, modified as necessary to conform to the requirements of this Contract, shall be deemed reasonable.

    E. ATTORNEYS FEES. The prevailing party in any legal proceeding brought in relation to this Contract or transaction shall be entitled to recover from the non-prevailing parties court costs, reasonable attorneys' fees and all other reasonable litigation expenses.

    F. INTEGRATION. This Contract contains the complete agreement between the parties with respect to the Property and cannot be varied except by written agreement. The parties agree that there are no oral or signed agreements, understandings, representations or warranties made by the parties which are not expressly set forth herein.

    G. SURVIVAL. Any warranty, representation, covenant, condition or obligation contained in this Contract not otherwise consummated at the Closing will survive the Closing of this transaction.

    H. BINDING EFFECT. This Contract shall inure to the benefit of and be binding upon the parties to this Contract and their respective heirs, legal representatives, successors and assigns.

    I. TIME FOR PERFORMANCE. Time is of the essence under each provision of this Contract. Strict compliance with the times for performance is required.

    J. RIGHT OF ENTRY. Upon reasonable advance notice and during normal business hours, Purchaser, Purchaser's representatives and the Brokers have the right to enter upon the Property prior to Closing for purposes of viewing, inspecting and conducting studies of the Property, so long as they do not unreasonably interfere with the use of the Property by Seller or any tenants, or cause undue damage to the Property.

    K. BUSINESS DAY. If any date of performance under this Contract falls on a Saturday, Sunday or Texas legal holiday, such date of performance shall be deferred to the next day which is not a Saturday, Sunday or Texas legal holiday.

    L. GOVERNING LAW. This Contract shall be construed under and governed by the laws of the State of Texas, and unless otherwise provided herein, all obligations of the parties created under this Contract are to be performed in the county where the Property is located.

    M. SEVERABILITY. If any provision of this Contract is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, the invalid, illegal or unenforceable provision shall not affect any other provisions, and this Contract shall be construed as if the invalid, illegal, or unenforceable provision is severed and deleted from this Contract.

    N. DISCLAIMER. Purchaser understands that a real estate broker is qualified to advise on matters concerning real estate and is not an expert in matters of law, tax, financing, surveying, hazardous materials, engineering, construction, safety, zoning, land planning, architecture, or the Americans with Disabilities Act. However, the Broker(s) will disclose to Purchaser any material factual knowledge which Broker may possess about the condition of the Property. Purchaser acknowledges that Purchaser has been advised by the Broker(s) to seek expert assistance on such matters. The Broker(s) do not investigate a property's compliance with building codes, governmental ordinances, statutes and laws that relate to the use or condition of the Property or its construction, or that relate to its acquisition. If the Broker(s) provide names of consultants or sources for advice or assistance, the Broker(s) do not warrant the services of the advisors or their products and cannot warrant the suitability of property to be acquired. The Broker(s) do not warrant that the Seller will disclose any or all property defects or other matters pertaining to the Property or its condition.

    O. COUNTERPARTS. This Contract may be executed in a number of identical counterparts. Each counterpart is deemed an original and all counterparts shall, collectively, constitute one agreement.

    P. GENDER; NUMBER. Unless the context requires otherwise, all pronouns used in this Contract shall be construed to include the other genders, whether used in the masculine, feminine or neuter gender. Words in the singular number shall be construed to include the plural, and words in the plural shall be construed to include the singular.

    Q. MEDIATION. If any dispute arises relating to this Contract (the "Dispute"), including but not limited to payment of the Fee, then any party may give written notice to the other party(s) requiring all involved parties to attempt to resolve the Dispute by mediation. Except in those circumstances when a party reasonably believes that an applicable statute of limitations period is about to expire, or a party requires injunctive or equitable relief, the parties are obligated to use this mediation procedure prior to initiating arbitration or any other action. Within seven (7) days after receiving the mediation notice, each party must deliver a written designation to all other parties stating the names of one or more individuals with authority to resolve the Dispute on such party's behalf. Within ten (10) days after the date of designation, the parties shall make a good faith effort to select a qualified mediator to mediate the Dispute. If the parties are unable to timely agree upon a mutually acceptable mediator, the parties shall request any State or Federal district judge to appoint a mediator. In consultation with the mediator, the parties shall promptly designate a mutually convenient time and place for the mediation, which is no later than thirty (30) days after selection of the mediator. In the mediation, each party shall be represented by persons with authority and discretion to negotiate a resolution of the Dispute, and may be represented by counsel. The mediation shall be governed by the provisions of Chapter 154 of the Texas Remedies and Practice Code, and such other rules as the mediator may prescribe. The fees and expenses of the mediator shall be shared equally by all parties.

    R. ARBITRATION. If the parties are unable to resolve any Dispute by mediation, then the parties agree to submit the Dispute to binding arbitration before a single arbitrator. The Dispute shall be decided by arbitration in accordance with the applicable arbitration statute and the then existing rules of the American Arbitration Association. Any party may initiate the arbitration procedure by delivering a written notice of demand for arbitration to the other parties. Within ten (10) days after the receipt by all parties of the written notice of demand of arbitration, the parties shall attempt to select a qualified arbitrator who is acceptable to all parties. If the parties are unable to agree upon an arbitrator who is acceptable to all parties, then upon application of any party a court of competent jurisdiction shall appoint an arbitrator. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.

    S. CONSULT AN ATTORNEY. This document is an enforceable, legally binding agreement. Read it carefully. The Broker(s) involved in the negotiation of the transaction described in this Contract cannot give you legal advice. By law, the Broker(s) are limited to discussing factual and business details of the transaction. The parties to this Contract acknowledge that they have been advised by the Broker(s) to have this Contract reviewed by legal counsel before signing this Contract to discuss the legal effects of its terms and provisions.

17. ADDITIONAL PROVISIONS. [ADDITIONAL PROVISIONS AS DIRECTED BY SELLER OR PURCHASER MAY BE SET FORTH BELOW.]






18. EXHIBITS AND ADDENDA. All Exhibits and Addenda attached to this Contract are incorporated herein by reference and are made a part of this Contract for all purposes. [CHECK ALL THAT APPLY.]


                                                           /X/  Addendum A     Personal Property
    /X/  Exhibit A      Survey and/or Legal Description    /X/  Addendum B     Financing
                                                           /X/  Addendum C     Inspection
    / /  Exhibit C      _______________________________    / /  Addendum D     Disclosure Notice
                                                           /X/  Addendum E     Special Provisions


19. CONTRACT AS OFFER. The execution of this Contract by the first party to do
so constitutes an offer to purchase or sell the Property.   Unless within five
(5) days from the date of execution of this Contract by the first party, this Contract is accepted by the other party by signing the offer and delivering a fully executed copy to the first party, the offer of this Contract shall be deemed automatically withdrawn and terminated, and the Earnest Money, if any, shall be promptly returned to Purchaser.

EXECUTED on the dates stated below, to be effective on the Effective Date.


SELLER                                      PURCHASER

HAGGAR CLOTHING CO.                         BRUCE L. WILSON
----------------------------------------    -----------------------------------
By [SIGNATURE]: /s/ J.M. Haggar, III        By [SIGNATURE]: /s/ Bruce L. Wilson
  --------------------------------------      ---------------------------------
Name: J.M. HAGGAR, III                           Name: Bruce L. Wilson
    -----------------------------------          ------------------------------
Title: Chief Executive Officer                   Title: Owner
     ----------------------------------           -----------------------------
Address: 6113 Lemmon Avenue                 Address:1845 Woodall Rodgers, Suite
       --------------------------------             ---------------------------
        Dallas, Texas 75209                         1600, LB-16
----------------------------------------    -----------------------------------
                                                    Dallas, Texas 75201
----------------------------------------    -----------------------------------
Telephone: 352-8481 Fax: 956-4446           Telephone: 871-2432 Ext. 205
         ------------------------------               -------------------------
                                            Fax: 871-0075
                                                -------------------------------
Tax I.D. No: 75-0312650                     Tax I.D. No:  ###-##-####
           ----------------------------                 -----------------------
Date of Execution:    10-18-96              Date of Execution: 10/21/96
                 ----------------------                       -----------------

PRINCIPAL BROKER                            COOPERATING BROKER

The Staubach Co.
----------------------------------------    -----------------------------------
By [SIGNATURE]: /s/ Paul A. Whitman         By [SIGNATURE]: /s/ Bruce L. Wilson
              -------------------------                    --------------------
Name: Paul A. Whitman                            Name: Bruce L. Wilson
    -----------------------------------          ------------------------------
Title: Sr. V.P.                             Title:
     ----------------------------------           -----------------------------
Address: 6750 LBJ, Suite 1100               Address: 1845 Woodall Rodgers,
        -------------------------------              --------------------------
        Dallas, Texas  75240                         Suite 1600, LB-16
----------------------------------------    -----------------------------------
                                                     Dallas, Texas 75201
----------------------------------------    -----------------------------------

----------------------------------------    -----------------------------------
Telephone: 972-960-4263 Fax: 385-8132       Telephone: 871-2432 Ext.205
         ------------------------------     -----------------------------------
                                            Fax: 871-0075
                                                 ------------------------------

TITLE COMPANY ACCEPTANCE. The Title Company acknowledges receipt of the Earnest Money on 10-21-96 and accepts the Earnest Money subject to the terms and conditions set forth in this Contract.

TITLE COMPANY

AMERICAN TITLE COMPANY

By SIGNATURE: /s/ Bo Feagin
            -----------------------------
Name: Bo Feagin
     ------------------------------------
Title: Escrow Officer
     ------------------------------------
Address: 3131 Turtle Creek, Suite 101
       ----------------------------------
         Dallas, TX 75219
       ----------------------------------
Telephone: 528-8916     Fax: 214-528-8927
         ---------------    -------------

                                     EXHIBIT "A"

                              6020 Cedar Springs Parcel


BEING, a 1.025 acre tract of land located in City Block 5717, Dallas, Texas and being situated in the Miles Bennett Survey, Abstract No. 52, Dallas County, Texas; said tract being part of a 7.406 acre tract of land conveyed to THE HAGGAR COMPANY by deed recorded in Volume 82242, Page 2583, Deed Records, Dallas County, Texas; said 1.025 acre tract being more particularly described as follows:

BEGINNING, at a 1/2-inch iron rod with "Pacheco Koch" cap found in the northeast right-of-way line of Cedar Springs Avenue (a 50 foot wide right-of-way); said point being South 45 deg. 00 min. 00 sec. East, a distance of 1080.70 feet from the intersection of the said northeast line of Cedar Springs Avenue and the southeast right-of-way line of Manor Way (a 50 foot wide right-of-way); said point also being the most southerly corner of said 7.406 acre tract;

THENCE, North 45 deg. 00 min. 00 sec. West, along the said northeast line of Cedar Springs Avenue and the southwest line of said 7.406 acre tract, a distance of 130.50 feet to a "+" cut in concrete set for corner;

THENCE, North 45 deg. 00 min. 00 sec. East, a distance of 342.00 feet to a "+" cut in concrete set for corner;

THENCE, South 45 deg. 00 min. 00 sec. East, a distance of 130.50 feet to a "+" cut in concrete found for corner in the southeast line of said 7.406 acre tract;

THENCE, South 45 deg. 00 min. 00 sec. West, along the said southeast line of said 7.406 acre tract, a distance of 342.00 feet to the POINT OF BEGINNING;

CONTAINING, 44,631 square feet or 1.025 acres of land, more or less.

         NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS-Registered Trademark-

                            ADDENDUM A TO CONTRACT OF SALE

                                  PERSONAL PROPERTY

PROPERTY ADDRESS OR DESCRIPTION: 6020 CEDAR SPRINGS, DALLAS, TX.  75235

A. DOCUMENTS. Seller shall deliver to Purchaser within ten (10) days after the Effective Date complete and legible copies of the following:

    (1) All current leases pertaining to the Property, including all modifications, amendments, supplements and extensions thereof (including written descriptions of any oral agreements);

    (2) A current rent roll certified by Seller to be true, complete and accurate as of the date of delivery, including names of tenants, rents, expenses paid by the tenants and by Seller, commencement dates, terms of leases, renewal options, and other pertinent data;

    (3) A current inventory of all tangible personal property and fixtures owned by Seller and located on, attached to, or used in connection with the Property, to be sold with the Property, certified by Seller to be true and correct as of the date of delivery;

    (4) Any Note(s), Deed(s) of Trust and other loan documents pertaining to loan(s) assumed or taken subject to;

    (5) All service, maintenance, management, or other contracts relating to the ownership and operation of the Property;

    (6) All warranties and guaranties relating to the Property, or any part thereof, or to the tangible personal property and fixtures owned by Seller and located on, attached to, or used in connection with the Property, if available;

    (8) All of the real estate and personal property tax statements with respect to the Property for the previous two (2) years;

    (9) All leasing and other commission agreements with respect to the Property, which payments are being assumed by Purchaser;

    (10) The "as built" or other plans and specifications with respect to the Property, if available;

    (12) A true and correct statement of income and expenses for the Property from N/A to N/A.

B.  REVIEW OF DOCUMENTS. Purchaser shall have until the end of the Review
Period set forth in Section 6 to review the information identified above. If Purchaser objects to any matters contained therein, in Purchaser's sole discretion, no matter how arbitrary, Purchaser may: (1) terminate this Contract by delivery of written notice to Seller prior to expiration of the Review Period, and the Earnest Money shall be promptly returned by the Title Company to Purchaser and neither party shall have any further obligation to the other under this Contract (except for those which may expressly survive the termination of this Contract); or (2) waive the objections and close the transaction. If Purchaser does not deliver a written termination notice to Seller prior to expiration of the Review Period, any and all objections as to the information provided by Seller pursuant to this Addendum shall be deemed to be waived by Purchaser for all purposes.

D. OTHER PERSONAL PROPERTY. Seller shall convey to Purchaser, as part of the Property, all fixtures and articles of personal property on the Property and owned by Seller, including but not limited to:

    (1) Lighting fixtures, signs, decorative accessories, barriers, traffic control devices and similar equipment;

    (2) Refrigeration, heating, ventilating and air conditioning units and equipment;

    (3)  Electronic security equipment and remote transmitter devices;

    (4) Tools, equipment, parts and supplies used only for the maintenance of the Property, for example hoses, ladders, mowers, scaffolds, and__________
    __________________________________________________________________________

    (5) Furnishings and decorations situated within common areas, for example rugs, artwork, lamps, plants, trash containers, window coverings, and raised flooring in the front portion of the building;

    (6) Operating manuals, service instructions and all records pertaining to the installation, operation, maintenance and repair of equipment and fixtures whether listed above as items of personal property or affixed as part of the real property;

    (7) Trade names and assumed names used in connection with the Property, including______________________________________________________________;

    (8) Telephone number(s) of the management office of the Property, including ___________________________________;

    (9) Licenses, permits, maintenance agreements, management agreements, plans and specifications, as-built drawings, shop drawings, warranties, guarantees, and any other agreements relating to the Property or any part thereof, if available.

    (10) Other items. ____________________________________________________.

                                            Initials:  Seller JMH  Purchaser BLW
                                                              ---            ---

     NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS-Registered Trademark-

                            ADDENDUM B TO CONTRACT OF SALE

                                      FINANCING

Property address or description: 6020 CEDAR SPRINGS, DALLAS,  TX.  75235

[CHECK ALL BOXES WHICH APPLY AND COMPLETE ALL BLANKS WHICH APPLY TO THIS TRANSACTION. BOXES NOT CHECKED DO NOT APPLY TO THIS CONTRACT.]

/ / A.   ASSUMPTION. Purchaser shall assume the unpaid principal balance of a first lien promissory note payable to _________dated ___________________, which unpaid balance at Closing will be approximately $__________________ , and those obligations imposed by the Deed of Trust which secures the promissory note being assumed. Purchaser's initial payment shall be the first payment due after Closing.

The transaction described in this Contract / / is / / is not conditioned upon Seller's obtaining a release of liability under the first lien promissory note from the holder of the note.

The cash payable at Closing shall be adjusted by the amount of any variance in the loan balance(s) stated above. However, if the total principal balance of all assumed loans varies at Closing from the total of the amount stated above by an amount greater than $ __________, either party may terminate this Contract and the Earnest Money shall be refunded to Purchaser. If the noteholder on assumption requires:
     (1) Purchaser to pay an assumption fee in excess of $_______ and Seller declines to pay such excess; or
     (2)  an increase in the interest rate above ___________%; or
     (3) any other modification of the loan documents; then Purchaser may terminate this Contract (and the Earnest Money shall be refunded to Purchaser. The cash payable at Closing shall be adjusted by the amount of any variance from the loan balance shown above.

NOTICE TO SELLER: You may still be liable for payment of the promissory note after assumption of the Note by Purchaser. Please check with your attorney or lender.

/ / B.   SUBJECT TO.  Purchaser shall take the Property subject to, but not assuming, the unpaid principal balance of a first lien promissory note payable to________________________________________________, dated ___________, which unpaid balance at Closing will be approximately $ _______________, and those obligations imposed by the Deed of Trust which secures the promissory note. Purchaser's initial payment shall be the first payment due after Closing. If the unpaid balance of the loan varies at Closing from the amount stated above by an amount greater than $______________________, either party may terminate this Contract and the refundable portion of the Earnest Money shall be refunded to Purchaser. If the existing interest rate is increased above _____________% or the terms of the loan documents are modified or Purchaser is required to pay a transfer fee in excess of $_____________ and Seller declines to pay such excess, Purchaser may terminate this Contract and the refundable portion of the Earnest Money shall be refunded to Purchaser. The cash payable at Closing shall be adjusted by the amount of any variance from the loan balance shown above.

NOTICE TO SELLER: You may still be liable for payment of the promissory note after the Property is sold subject to the Note. Please check with your attorney or lender.

/X/ C.   THIRD PARTY FINANCING. This Contract is subject to approval for
Purchaser of a third party first lien note in the amount of $230,000.00 payable at monthly intervals based on an amortization of not less than fifteen (15) years, with a payment term of not less than ten (10) years, and with the initial interest rate not to exceed nine (9)% per annum for the first five (5) year(s) of the loan.

    D. APPLICATION PERIOD. IF A, B, OR C ABOVE IS CHECKED, Purchaser shall apply for all third party financing or noteholder's waiver of any right to accelerate the note within ten (10) days after the Effective Date and shall make every reasonable effort to obtain the financing or waiver. If the financing or noteholder's waiver is not obtained within forty-five (45) days after the Effective Date, this Contract shall terminate and the refundable portion of the Earnest Money shall be refunded to Purchaser.

NOTICE TO PURCHASER: Loan payments, interest rates or other terms of some loans may be adjusted after Closing. Before signing this Contract, Purchaser is advised to examine all notes and deeds of trust to determine their terms and the possibility of future adjustments.

/ / E.   SELLER FINANCING. At Closing, Purchaser shall execute and deliver a promissory note (the "Note") from Purchaser to Seller in the amount of $ _______________________________ bearing _______ percent (____%) interest per annum, and payable upon the following terms and conditions:

    / / (1) In one payment due in full on _________________ together with accrued interest.

    / / (2) Amortized over _____________ year(s) in installments of $ _______________________, / / including interest / / plus interest, beginning
__________________ after the date of the Note and continuing at regular
___________ intervals thereafter for _______ year(s) when the entire unpaid principal balance of the Note and the accrued unpaid interest shall then be due and payable.

    / / (3) Interest only in _________ installments beginning on the ___________ day after the date of the Note for the first __________________ year(s) and continuing thereafter until _____________________________, and thereafter in ______________ installments of $ __________________ / /
including interest / / plus interest beginning ____________ after the date of the Note and continuing at regular __________________ intervals thereafter for _______________ year(s), when the entire unpaid principal balance of the Note and the accrued unpaid interest shall then be due and payable.

The Note [CHECK ONE] / / SHALL CONTAIN / / SHALL NOT CONTAIN provisions which limit Purchaser's personal liability (non-recourse provisions). If personal liability is limited, the noteholder shall look only to the collateral provided by the Vendor's Lien, the Deed of Trust, and the Assignment of Leases to enforce the payment of the indebtedness and shall not seek a deficiency against Purchaser, except for: (i) failure to pay property taxes; (ii) misapplication of insurance or condemnation awards, to the extent not applied to restore the Property or pay the Note; (iii) misapplication of prepaid rents, to the extent not applied to pay operating expenses or to pay the Note; and (iv) security deposits.

The Note shall be secured by a Vendor's Lien, a Deed of Trust and an Assignment of Leases. The Note may be prepaid in whole or in part at any time without penalty. Any prepayments are to be applied to the payment of the installments of principal last maturing and interest shall immediately cease on the prepaid principal. The lien securing payment of the Note will be inferior to any lien securing any other promissory note described in this Contract. If an Owner Policy of Title Insurance is furnished, Purchaser shall furnish Seller with a Mortgagee Title Policy, and the additional premium for simultaneous issuance of the mortgagee policy shall be paid by Purchaser. The Deed of Trust securing the Note shall include a provision that any act or occurrence which would constitute default under the terms of any superior lien shall constitute a default under the Deed of Trust securing the Note. The Deed of Trust shall contain provisions for acceleration of maturity in the event of default or, at the noteholder's option, in the event all or part of the Property is sold, transferred, or further encumbered without the prior written consent of the noteholder. The Deed of Trust shall include a provision for the payment of reasonable attorney's fees if the Note is placed in the hands of an attorney for collection.

If any payments on the Note are not made when due, Seller may at Seller's option, impose a late fee on any payment which is more than five days (5) past due in an amount not to exceed five percent (5%) of the past due amount, but in any event not to exceed the maximum amount allowed by law. A late charge may be imposed only once on each past due payment. The Deed of Trust shall provide for Purchaser to deposit in escrow with the noteholder additional monthly amounts equal to one-twelfth (1/12) of the total annual costs of ad valorem taxes, casualty insurance premiums, property owners' association dues, and other assessments on the Property. Payments received by the noteholder shall be applied first to late fees, second to escrow payments due, third to accrued and unpaid interest, and last to the unpaid principal balance of the Note.

                                            Initials:  Seller JMH  Purchaser BLW

         NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS-Registered Trademark-

                            ADDENDUM C TO CONTRACT OF SALE

                                      INSPECTION

Property address or description:  6020 CEDAR SPRINGS, DALLAS, TX.  75235

A. INSPECTION PERIOD. Purchaser shall have a period of forty-five (45) days after the Effective Date (the "Inspection Period") to inspect the Property and to conduct feasibility studies regarding Purchaser's intended use of the Property. Purchaser's studies may include without limitation: (i) core borings;
(ii) environmental and architectural tests and investigations; (iii) physical inspections of all improvements, fixtures, equipment, subsurface soils, structural members, and personal property; and (iv) examination of plans, specifications, manuals, and other documents relating to the construction and condition of the Property. Purchaser and Purchaser's agents, employees, consultants and contractors shall have the right of reasonable entry onto the Property during normal business hours, and upon reasonable advance notice to Seller and/or Seller's tenants, for purposes of the inspections, studies, tests and examinations deemed necessary by Purchaser. All inspections, studies, tests and examinations performed hereunder shall be at Purchaser's expense.

B.  REPORTS.

/ / (1) Within _______________________ ( ______ ) days after the Effective
Date, Seller shall deliver to Purchaser a written report of an environmental assessment of the Property. The report shall be prepared, at Seller's expense, by a Registered Professional Engineer reasonably acceptable to Purchaser, who is proficient or certified in environmental risk assessment. The environmental assessment report must include a "Phase 1" investigation into the existence of Hazardous Materials (as defined in Paragraph 7.A.(7) of this Contract) on or around the Property. The environmental assessment must also include a land use history search, engineering inspections, studies and/or tests which may be necessary to discover the existence, past or present, of Hazardous Materials.

/x/ (2)  See Paragraph A(2) of Addendum E.

/x/ (3) As soon as reasonably possible after they become available to Purchaser, Purchaser shall deliver to Seller, at Purchaser's expense, copies of all written reports, inspections, plats, drawings and studies made by Purchaser and Purchaser's agents, consultants and contractors. This provision shall survive the termination of this Contract.

C. TERMINATION. If Purchaser determines, in Purchaser's sole discretion, no matter how arbitrary, that the Property is not in satisfactory condition or is not suitable for Purchaser's intended use or purpose, then Purchaser may terminate this Contract by delivering a written notice to Seller on or before the last day of the Inspection Period, and the refundable portion of the Earnest Money shall be promptly returned by the Title Company to Purchaser and neither party shall have any further rights or obligations under this Contract (except for those which may expressly survive the termination of this Contract).

D. ACCEPTANCE. If Purchaser does not properly and timely terminate this Contract before the expiration of the Inspection Period (or if Purchaser accepts the Property in writing) then Purchaser will be deemed to have waived all objections to the Property under this Contract, except for any title objections which may be outstanding pursuant to Section 6 of this Contract. In that event, Purchaser agrees to purchase the Property in its current condition without any further representations or warranties of Seller, except any objections which Seller may expressly agree in writing to cure, and this Contract shall continue in full force and effect and the parties shall proceed to Closing. However, this provision does not limit or invalidate any express representations or warranties Seller has made in this Contract.

E. RESTORATION. If the transaction described in this Contract does not close, through no fault of Seller, and the condition of the Property was altered due to tests and inspections performed by Purchaser or on Purchaser's behalf, Purchaser must restore the Property to its original condition. This provision will survive the termination of this Contract.

                                           Initials:  Seller JMH  Purchaser BLW

                                      ADDENDUM E

                             SPECIAL PROVISIONS ADDENDUM



    PROPERTY:           6020 Cedar Springs, Dallas, Texas
    SELLER:             Haggar Clothing Co
    PURCHASER:          Bruce L. Wilson


    This Special Provisions Addendum (herein so called) is attached to and made a part of that one certain Contract of Sale (the "Contract"), by and between HAGGAR CLOTHING Co, as "Seller", and BRUCE L. WILSON, as "Purchaser." In the event a conflict arises between the provisions of this Special Provisions Addendum and any other part of this Contract, this Special Provisions Addendum shall modify and supersede such other part of this Contract to the extent necessary to eliminate any such conflict but no further. All terms which are defined in the Contract shall have the same meaning when used herein, unless otherwise defined herein.

    A. INSPECTION. In addition to the provisions set forth in Addendum C to the Contract, the following provisions shall apply:

    (1) All tests, studies and inspections are to be conducted in a manner as not to physically damage the Property or unreasonably interfere with the usual operation of the Property by Seller. Purchaser and its agents and representatives shall: (a) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property in connection with Purchaser's inspection; (b) not permit any liens to attach to the Property by reason of the exercise of Purchaser's rights hereunder; (c) restore the surface of the Property and any improvements thereon to the condition in which the same were found before any such inspections or tests were undertaken; and (d) not reveal or disclose any information obtained during the Inspection Period concerning the Property to anyone outside Purchaser's organization Purchaser hereby indemnifies and holds Seller harmless from and against any and all liens, claims, causes of action, and expenses (including reasonable attorneys' fees) arising out of any violation of the provisions of this Paragraph A of Addendum E. Notwithstanding any provision of this Contract, no termination of this Contract will terminate Purchaser's obligations pursuant to this paragraph, and the limitation of damages as set forth in Paragraph 13.B. of this Contract will not be applicable to any cause of action arising pursuant to this Paragraph A of Addendum E.

    (2) Within ten (10) days after the Effective Date, Seller agrees to allow Purchaser, its authorized agents or representatives, to inspect and make copies at its own expense of engineering investigations, tests and/or environmental studies in Seller's possession which have been made with respect to the Property within the one-year period prior to the Effective Date. Purchaser acknowledges that any and all of the studies are proprietary and confidential in nature, and will be made available to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser agrees not to disclose the studies, or any of the provisions, terms or conditions thereof, to any party outside of Purchaser's organization, except as to its attorneys, accountants, lenders or investors. Purchaser shall return all of the studies, and any and all copies Purchaser has made of the studies, and all copies of any studies, reports or test results obtained by Purchaser in connection with its inspection of the Property, on the first to occur of (a) such time as Purchaser determines that it shall not acquire the Property, or (b) such time as this Contract is terminated for any reason. Purchaser hereby acknowledges that Seller has not made and does not make any warranty or representation regarding the truth or accuracy of the studies or the source thereof. Seller has not undertaken any independent investigation as to the truth or accuracy of the studies and is providing the studies solely as an accommodation to Purchaser. In permitting Purchaser to review such studies or information to assist Purchaser, no third-party benefits or relationships of any kind, either express or implied, have been offered, intended, or created by Seller, and any such claims are expressly rejected by Seller and waived by Purchaser.

    (3) Purchaser, at Purchaser's sole cost and expense, will obtain a Phase I environmental site assessment of the Property during the Inspection Period. Purchaser will deliver a copy of the Phase I environmental site assessment to Seller as soon as such assessment becomes available to Purchaser. If Purchaser elects not to purchase the Property based on environmental concerns set forth in the Phase I environmental site assessment, Seller will reimburse Purchaser for the actual cost of the Phase I environmental site assessment up to a maximum of $2,500.00. Seller's reimbursement obligation set forth in the preceding sentence is contingent upon Seller's receipt of a copy of the Phase I environmental site assessment.

    B.   CONDITIONS PRECEDENT TO CLOSING.

    (1) The obligation of Seller or Purchaser to consummate the transactions contemplated hereunder is conditioned upon the execution and delivery at Closing by Seller, as tenant, and Purchaser, as landlord, of a lease of the Property in form mutually satisfactory to Seller and Purchaser. The lease will provide for, among other things, the following:

       (i)    Rental of $4,000.00 per month payable in advance;

      (ii) A term of 2 years from the Closing Date; however, Seller will have the right to terminate the lease during the lease term upon 120 days prior written notice to Purchaser;

     (iii) Purchaser will be responsible for property taxes, insurance and structural repairs and maintenance. Commencing December, 1997, Purchaser will be allowed to pass through property tax increases over base year 1996;

      (iv) No brokerage commission is owed by either Seller or Purchaser with respect to negotiation or execution of the lease;

       (v) Upon expiration or termination of the lease, Seller will (1) scrape and repaint the ceiling of the warehouse portion of the building to remove the peeling paint from the ceiling; and (2) remove the trash compactor from the south side of the building and repair the penetration in the south wall in a manner reasonably satisfactory to Purchaser (e.g., masonry, glass or other suitable material); and

      (vi) The lease will be on the NTCAR Commercial Lease Agreement form modified as agreed to by the parties.

         If Seller and Purchaser are not able to agree upon the terms of the lease prior to the Closing Date, either Seller or Purchaser will have the right to terminate this Contract at or prior to Closing, whereupon the refundable Earnest Money will be immediately returned to Purchaser and thereafter neither party shall have any rights or obligations under this Contract (except for those which may expressly survive the termination of this Contract).

    (2) Seller's obligation to consummate the transactions contemplated hereunder is conditioned upon receipt by Seller from R.H.A. Partnership at or prior to Closing, of an amendment to an Easement Agreement wherein the term of the Easement Agreement is extended as long as Seller is in possession or entitled to possession of the Property. If this condition is not satisfied at or prior to Closing, Seller will have the right to terminate this Contract at or prior to Closing, whereupon the refundable Earnest Money shall be immediately returned to Purchaser and thereafter neither party shall have any rights or obligations under this Contract (except for those which may expressly survive the termination of this Contract).

    C. AS-IS. Notwithstanding anything contained in this Contract to the contrary except for the representations and warranties set forth herein, Purchaser has examined and investigated or may examine or investigate the Property prior to the expiration of the Inspection Period, and Purchaser will rely solely on its own investigation of the Property and not on any information provided or to be provided by or on behalf of Seller except for the representations and warranties set forth herein. Except as expressly set forth herein, it is understood and agreed that Seller is making no representations or warranties, whether express or implied, by operation of law or otherwise with respect to (i) environmental matters of any nature or kind whatsoever relating to the Property or any portion thereof, including, without limitation, compliance with any environmental protection, underground storage tanks, pollution or land use laws, rules, regulations, orders or requirements and the existence in or on the Property of any hazardous or toxic materials; (ii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, and limitations regarding withdrawal of water therefrom; (iii) whether or not and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, floodprone area, flood plain, floodway or special flood hazard; (iv) drainage; (v) soil conditions; (vi) zoning to which the Property or any portion thereof may be subject; (vii) availability of any utilities to the Property or any portion thereof, including without limitation, water, sewage, gas and electric; (viii) usage of any adjoining property; (ix) access to the Property or any portion thereof; (x) the compliance or non-compliance of any of the Property with any applicable federal, state or local building codes, ordinances, laws, statutes, rules or regulations; (xi) the value, compliance with plans or specifications, location, use, merchantability, construction, workmanlike condition, order, repair, maintenance, design, quality, description, durability, operation or condition of the Property or any portion thereof; (xii) the quality of the labor and materials included in the Improvements; (xiii) the suitability of the Property or any portion thereof for Purchaser's purposes or fitness for any usage or purpose whatsoever; or (xiv) any other matter relating to the Property. Except as expressly provided herein, Purchaser hereby agrees that Purchaser is accepting the Property "AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED", subject to all deficiencies or other matters whether known or unknown; however, none of the foregoing shall impair or further restrict the special warranty of title by which the Property is to be conveyed pursuant to this Contract or the representations and warranties set forth herein.

    D. EXCHANGE. Seller acknowledges that Purchaser desires to complete the acquisition of the Property in the form of a tax deferred like-kind exchange as permitted by the Internal Revenue Code. Accordingly, Seller agrees to cooperate with Purchaser in effecting such tax deferred like-kind exchange as long as no cost, expense or liability results to Seller. In connection with such tax deferred like-kind exchange, Purchaser may assign its rights under the Contract to a qualified intermediary provided that such assignment shall in no manner release Purchaser from its obligations under the Contract and it is understood that Purchaser shall remain liable for all of the obligations of the purchaser under the Contract. The intent of the parties is that after any such exchange, Purchaser shall be liable to Seller for all of the covenants, agreements and obligations of the purchaser as set forth in the Contract. If Purchaser is unable to effect and close an exchange on or prior to the date of Closing as set forth in this Contract, then Purchaser shall close the transaction contemplated by the Contract without further delay.


                                       SELLER:

                                       HAGGAR CLOTHING Co




                                       By: /s/ J.M. Haggar III
                                          -------------------------------
                                       Name (Print): J.M. Haggar III
                                                    ---------------------
                                       Title: CHIEF EXECUTIVE OFFICER
                                             ----------------------------

                                       PURCHASER:

                                       /s/ Bruce L. Wilson
                                       ----------------------------------
                                       Bruce L. Wilson


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